UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 20, 2004
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                       RAMTRON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)

                                  Delaware
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             (State of or other jurisdiction of incorporation)

                                  0-17739
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                          (Commission File Number)

                                84-0962308
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                  (I.R.S. Employer Identification Number)

Registrant's telephone number, including area code:    (719) 481-7000
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        (Former name or former address, if changed since last report.)

ITEM 2.02 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The Registrant announced today its financial results for the third quarter ended September 30, 2004. The Registrant reported that third-quarter 2004 revenue increased 98% to $15.2 million, from $7.7 million for the year-ago quarter, as both ENEL and non-ENEL FRAM product sales more than doubled. Third-quarter income from continuing operations was $1.3 million, or $0.06 per diluted share, compared with a loss of $1.6 million, or a loss of $0.07 per diluted share, for the same period a year earlier. A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Forma Financial Information - Not Applicable
     (c)  Exhibits:

                99.1   Press Release dated October 20, 2004.

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ Eric A. Balzer
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                                              Eric A. Balzer
                                              Interim Chief Financial Officer
Dated October 20, 2004

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